Exhibit 99.1

Planet Green Holdings Corp. Enters Into Share Exchange Agreement

New York, NY., December 9, 2021 /PRNewswire/-- Planet Green Holdings Corp. (the "Company") (NYSE American: PLAG) announced today that on December 9, 2021, the Company has entered into a Share Exchange Agreement with Shandong Yunchu Supply Chain Co., Ltd. ("Target") and each shareholder of the Target (collectively "Sellers"). Pursuant to the Share Exchange Agreement, the Company will acquire 100% of outstanding equity interests of the Target, a company that imports beef products and distributes such products in China.

Pursuant to the Share Exchange Agreement, the company will issue 5,900,000 shares of common stock of the Company to the Sellers in exchange for the transfer of 100% of the equity interest of the Target. The transaction is subject to closing conditions that are customary for transactions of this type.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on our management's current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of our control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in our reports filed with the Securities and Exchange Commission, which are available, free of charge, on the SEC's website at www.sec.gov.

For more information please contact:

Ms. Lili Hu Chief Financial Officer Phone: 718 799 0380 Email: hulili@planetgreenholdings.com